UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2015

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) On May 28, 2015, Beasley Broadcast Group, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) in Naples, Florida.

(b) At the Annual Meeting:

(1)	The stockholders voted to elect each of the eight nominees for director.

(2)	The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Election of Directors

	For	Withheld	Broker Non-votes
By Holders of All Classes of Common Stock
George G. Beasley	171,743,873	887,511	—
Bruce G. Beasley	171,741,596	889,788	—
Caroline Beasley	171,681,596	949,788	—
Brian E. Beasley	171,741,596	889,788	—
Joe B. Cox	172,535,284	96,100	—
Allen B. Shaw	171,745,933	885,451	—

By Holders of Class A Common Stock
Mark S. Fowler	4,893,889	1,110,065	—
Herbert W. McCord	5,967,854	36,100	—

Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-votes
172,485,853	141,494	4,037	—

ITEM 8.01	OTHER EVENTS

On May 28, 2015, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.045 per share on its Class A and Class B common stock and approved a new $1.0 million stock repurchase program. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated May 28, 2015, issued by Beasley Broadcast Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: May 29, 2015	By:	/s/ Caroline Beasley
Caroline Beasley
Vice President, Chief Financial Officer, Secretary and Treasurer